Exhibit 10.12

EXECUTION VERSION

THIS GUARANTEE is made on 2 June 2014

BETWEEN:

(1)	UTAC MANUFACTURING SERVICES LIMITED, a company incorporated under the laws of Hong Kong with company number 2032537 and whose registered address is 18th Floor, United Centre, 95 Queensway, Hong Kong (the “Company”); and

(2)	PANASONIC CORPORATION, a company incorporated in Japan and having its registered office at 1006, Oaza Kadoma, Kadoma-shi, Osaka 571-8501, Japan (“Panasonic”).

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

In this Guarantee:

“Guaranteed Obligations” means all money, obligations or liabilities due and owing to Panasonic under:

(a)	clause 7.1 of the Indonesia Secondment Agreement;

(b)	clause 7.1 of the Malaysia Secondment Agreement;

(c)	clause 11 of the System License and Support Agreement; and

(d)	clause 11 of the Technical Assistance and IP License Agreement,

in each case, at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment).

“Indonesia Secondment Agreement” means the secondment services agreement dated 30 May 2014 and entered into between Panasonic and PT. Panasonic Industrial Devices Indonesia.

“Malaysia Secondment Agreement” means the secondment services agreement dated 30 May 2014 and entered into between Panasonic and Panasonic Industrial Devices Semiconductor (M) Sdn. Bhd.

“Post-Completion Agreements” means:

(a)	the Indonesia Secondment Agreement;

(b)	the Malaysia Secondment Agreement;

(c)	the System License and Support Agreement; and

(d)	the Technical Assistance and IP License Agreement.

“System License and Support Agreement” means the system license and support agreement dated 30 May 2014 and entered into between UTAC Manufacturing Services Pte Ltd and Panasonic.

“Technical Support and IPR Master License Agreement” means the technical support and IPR master license agreement dated 31 May 2014 and entered into between UTAC Manufacturing Services Pte Ltd and Panasonic.

1.2	Other references

(a)	In this Guarantee, unless a contrary intention appears, a reference to:

(i)	Panasonic, the Company or any other person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors in title, permitted assignees and transferees;

(ii)	any Post-Completion Agreement or other agreement or instrument as amended or novated;

(iii)	any clause is a reference to a clause of this Guarantee, unless otherwise stated; and

(iv)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	The headings in this Guarantee are inserted for convenience only and are to be ignored in construing this Guarantee.

(c)	Words importing the plural shall include the singular and vice versa.

1.3	Third parties

(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Post-Completion Agreement, the consent of any person who is not a Party is not required to rescind or vary this Guarantee at any time.

2.	GUARANTEE

2.1	Guarantee

The Company irrevocably and unconditionally:

(a)	guarantees to Panasonic the punctual performance of the Guaranteed Obligations; and

(b)	undertakes with Panasonic that whenever there is a default on the due payment of any Guaranteed Obligation, the Company shall immediately on demand pay that amount to Panasonic as if it was the principal obligor.

2.2	Continuing guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

3.	MISCELLANEOUS

3.1	Counterparts

This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee.

3.2	Invalidity of any Provision

If any provision of this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

4.	GOVERNING LAW AND JURISDICTION

(a)	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

(b)	The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee or any non-contractual obligation arising out of or in connection with this Guarantee) (a “Dispute”).

(c)	The Parties agree that, for the benefit of Panasonic only, nothing in this Guarantee shall limit the right of Panasonic to bring any legal action against the Company in any other court of competent jurisdiction.

IN WITNESS whereof this Guarantee has been duly executed as a deed on the date first above written.

SIGNATORIES

/s/ William John Nelson

THE COMPANY

UTAC MANUFACTURING SERVICES LIMITED

By:	William John Nelson

PANASONIC

SIGNED by
Shoji Saika	/s/ Shoji Saika
General Manager
Financial Management Group
Semiconductor Business Division
for and on behalf of

Panasonic Corporation